UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 16, 2016

Date of Report (Date of Earliest Event Reported)

PACWEST BANCORP

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-36408	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700

Beverly Hills, California 90212

(Address of Principal Executive Offices)(Zip Code)

(310) 887-8500

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

In recognition of his long-term service to PacWest Bancorp (the “Company”), the Board of Directors (the “Board”) of the Company unanimously approved a one-time discretionary service award to be paid to Victor R. Santoro, Executive Vice President and Vice Chairman of Corporate Development, in connection with his expected retirement on June 30, 2016, in the amount of $600,000.

Additionally, on May 16, 2016, the stockholders approved at the annual meeting of stockholders (the “Meeting), the amended and restated PacWest Bancorp 2003 Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan continues the enhancement of the Company’s executive compensation programs by further aligning the Company’s compensation programs with the long-term interests of the Company’s stockholders. The Stock Incentive Plan does not increase the number of shares reserved for future issuance under the Stock Incentive Plan beyond what the Company’s stockholders previously approved in 2014 and specifically (i) adds “total stockholder return” (“TSR”) to the list of business criteria on which performance goals may be based for awards that are intended to satisfy the “performance-based compensation” exception to the deductibility limit under Section 162(m) of the Internal Revenue Code, (ii) eliminates the administrator’s ability to reprice options or other awards without the approval of the Company’s stockholders and (iii) limits the value of awards that may be granted to any of the Company’s non-employee directors in a calendar year. Unless sooner terminated, the Stock Incentive Plan will remain in effect until May 31, 2019, provided that the additional shares reserved in connection with the CapitalSource Inc. merger shall remain available for grant until April 20, 2020.

A summary of the Stock Incentive Plan is included in Proposal No. 2 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2016, as amended by Amendment No. 1 to Schedule 14A, filed with the SEC on May 9, 2016 (collectively, the “Proxy Statement”). The foregoing description of the Stock Incentive Plan is not complete and is qualified in its entirety by reference to the Stock Incentive Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Company held its Meeting, at which all matters submitted to a vote of our stockholders as described in the Proxy Statement were approved. The matters submitted to a vote were the (1) election of the Company’s directors, (2) approval of the Stock Incentive Plan, (3) an advisory (non-binding) vote on compensation of the Company’s named executive officers and (4) ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.

There were 120,208,695 shares of Company common stock issued and outstanding on the record date and entitled to vote at the Meeting and 110,258,335 shares were represented in person or by proxy at the Meeting, which constituted a quorum to conduct business at the Meeting.

The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set out below.

Proposal 1

The results of the election of the Company’s directors who will hold office until the next annual meeting of the Company’s stockholders or until their successors are duly elected and qualified were as follows:

			Broker
	For	Withhold	Non-Vote
Paul R. Burke	99,389,464	458,417	10,410,454
Craig A.Carlson	98,544,693	1,303,188	10,410,454
John M. Eggemeyer	98,990,469	857,412	10,410,454
Barry C. Fitzpatrick	99,131,314	716,567	10,410,454
Andrew B. Fremder	99,551,604	296,277	10,410,454
C. William Hosler	98,304,589	1,543,292	10,410,454
Susan E. Lester	97,954,535	1,893,346	10,410,454
Roger H. Molvar	98,347,329	1,500,552	10,410,454
James J. Pieczynski	99,328,380	519,501	10,410,454
Daniel B. Platt	99,229,314	618,567	10,410,454
Robert A. Stine	99,096,844	751,037	10,410,454
Matthew P. Wagner	99,348,425	499,456	10,410,454

Proposal 2

Approval of the Stock Incentive Plan. This proposal was approved with the following vote:

			Broker
For	Against	Abstain	Non-Vote

94,819,545	4,720,906	307,430	10,410,454

Proposal 3

Advisory (non-binding) vote on executive compensation. This proposal was approved with the following vote:

			Broker
For	Against	Abstain	Non-Vote

96,730,826	2,194,301	922,754	10,410,454

Proposal 4

Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016. This proposal was approved with the following vote:

For	Against	Abstain

106,730,885	3,380,300	147,150

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	PacWest Bancorp 2003 Stock Incentive Plan, as amended and restated, dated May 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: May 18, 2016	By:	/s/ Kori L. Ogrosky
		Name:	Kori L. Ogrosky
		Title:	EVP, General Counsel and Corporate Secretary